    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1995
                                                       REGISTRATION NO. 33-
           POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-50555

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                               UNOCAL CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                               95-3825062
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)               Identification No.)

             1201 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA 90017
                                 (213) 977-7600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DENNIS P. R. CODON, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                               UNOCAL CORPORATION
                             1201 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90017
                                 (213) 977-6124
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOVEMBER 10,
                                     1995.

  IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [_]

  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                                ----------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                         PROPOSED        PROPOSED
        TITLE OF EACH CLASS                              MAXIMUM          MAXIMUM       AMOUNT OF
        OF SECURITIES TO BE            AMOUNT TO BE   OFFERING PRICE     AGGREGATE     REGISTRATION
             REGISTERED                 REGISTERED     PER SHARE(1)  OFFERING PRICE(1)     FEE
---------------------------------------------------------------------------------------------------
Common Stock, $1.00 Par Value per
 share (including Preferred Stock
 Purchase Rights)................... 6,000,000 shares    $27.125       $162,750,000      $56,121
===================================================================================================

(1) Solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices reported in the consolidated reporting system for October 23, 1995.

                                ----------------
  Pursuant to Rule 429 under the Securities Act, this Registration Statement contains a combined prospectus that also relates to 303,966 shares of Common Stock (including Preferred Stock Purchase Rights) registered on Form S-3 Registration Statement No. 33-50555, which became effective on October 12,
1993. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-50555.
================================================================================

                                  PROSPECTUS

                              [LOGO OF UNOCAL 76]

                              UNOCAL CORPORATION

             DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

  Unocal Corporation's ("Unocal") Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") provides an owner of 25 or more shares of Unocal's Common Stock, $1.00 par value per share ("Common Stock"), or $3.50 Convertible Preferred Stock, par value $.10 per share ("Preferred Stock"), with a convenient and economical method of using cash dividends paid on these shares to purchase shares of Common Stock at 97% of the market price. See Question
13. An owner may also make optional cash deposits to purchase shares of Common Stock at the market price without benefit of a discount. See Question 15. The Plan Administrator will, at the direction of Unocal, make such purchases from Unocal or on the open market. An owner will not pay brokerage commissions, fees or other charges on purchases with dividends. An owner will pay only a fee on purchases with optional cash deposits. See Question 3. Also, a broker, bank or other nominee may reinvest dividends and make optional cash deposits on behalf of a beneficial owner.

                  KEEP THIS PROSPECTUS FOR FUTURE REFERENCE.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE  SECURI-
   TIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  PASSED
    UPON THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS. ANY  REPRESENTATION
     TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Unocal.

  No underwriting discounts or commissions will be paid.

               The date of this Prospectus is October 26, 1995.

                             AVAILABLE INFORMATION

  Unocal is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Commission's Public Reference Section at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005; the Chicago Stock Exchange, 440 S. LaSalle Street, Suite 518, Chicago, Illinois 60605; and the Pacific Stock Exchange, 115 Sansome Street, 3rd Floor, San Francisco, California 94104. The Common Stock is listed on those Exchanges.

  Unocal has filed with the Commission registration statements on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statements") under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statements, which may be examined without charge at the public reference facilities and regional offices of the Commission referred to above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by Unocal are incorporated by reference into this Prospectus as of their respective filing dates:

  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994;
  (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 1995;
  (c) Current Reports on Form 8-K dated January 30, January 31, April 26, July 24, August 29 and October 26, 1995; and
  (d) The descriptions of the Common Stock (including the associated Preferred Stock Purchase Rights) and the Preferred Stock (insofar as the rights thereof may materially limit or qualify the rights evidenced by, or amounts payable with respect to, the Common Stock) set forth under the captions "Description of the Common Stock" and "Description of the Preferred Stock" in the Prospectus dated February 3, 1995, included in the Registration Statement on Form S-3 of Union Oil Company of California and Unocal (File Nos.33-54861 and 33-54861-01), as amended by Amendment No. 1 thereto.

  All documents filed by Unocal pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Unocal will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Stockholder Services Department, Unocal Corporation, P.O. Box 7600, Los Angeles, CA 90051, or (800) 252-2233.

                              UNOCAL CORPORATION

  Unocal was incorporated in Delaware in 1983 to operate as the parent company of Union Oil Company of California ("Union Oil"), which was incorporated in California in 1890. Unocal is a fully integrated, energy resources company with worldwide operations that encompass many aspects of energy production. Unocal conducts substantially all of its operations through Union Oil and its subsidiaries (collectively with Unocal, the "Company").

  The Company is principally engaged in the exploration for, and the production, transportation and sale of, crude oil and natural gas in the United States and foreign countries; and the manufacture, purchase, transportation and marketing of petroleum and selected chemical products. The Company is also engaged in exploration for, and the production and sale of, geothermal resources. Other operations include the production and marketing of specialty minerals and real estate development and sales.

  The principal executive offices of Unocal are located at 1201 West Fifth Street, Los Angeles, California 90017, and the telephone number at that address is (213) 977-7600. On and after November 27, 1995, the principal executive offices will be located at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and the telephone number at that address will be
(310) 726-7600.

                            DESCRIPTION OF THE PLAN

THE PLAN

  The Plan was adopted by Unocal's Board of Directors on September 27, 1993 and became effective on November 12, 1993.

  The following questions and answers set forth the provisions of and constitute the Plan. Owners of Common Stock and Preferred Stock, to the extent they do not participate in the Plan, will continue to receive declared cash dividends. The text of the Plan is as follows:

PURPOSE

1. What is the purpose of the Plan?

    The Plan provides eligible owners of Common Stock and Preferred Stock with a convenient and economical method of investing cash dividends and optional cash deposits in shares of Common Stock. Funds from shares purchased from Unocal will be used for general corporate purposes. See "Use of Proceeds" below. The Plan is intended for the benefit of long-term investors and not for those who intend to participate in the Plan in pursuit of short-term transactional profits. Unocal reserves the right to terminate participation in the Plan by otherwise-eligible owners of Common Stock and Preferred Stock in order to eliminate practices which are inconsistent with the intent of the Plan. See Question 27.

PARTICIPANTS' OPTIONS

2. What options are available to Participants?

    Those eligible owners who participate in the Plan (each, a "Participant") may elect to have cash dividends paid on all or a portion of their shares of Common Stock as well as Preferred Stock automatically invested in shares of Common Stock. Cash dividends are paid on the Common Stock and Preferred Stock only if and when declared by Unocal's Board of Directors.

    Each month, a Participant may elect to invest optional cash deposits in shares of Common Stock, subject to a minimum monthly purchase limit of $50 and a maximum monthly purchase limit of $10,000. No waivers of the minimum or maximum amounts will be granted. A Participant may make optional cash deposits even if dividends on the Participant's shares of Common Stock or Preferred Stock are not being invested.

ADVANTAGES

3. What are the advantages of the Plan?

    (a) The Plan provides Participants with the opportunity to invest cash dividends paid on all or a portion of their shares of Common Stock as well as Preferred Stock in shares of Common Stock at 97% of the market price. See Question 13.

    (b) The Plan provides Participants with the opportunity to make monthly investments of optional cash deposits, subject to minimum and maximum amounts, for the purchase of additional shares of Common Stock at the market price. See Question 16.

    (c) Unocal will pay brokerage commissions, fees, transfer taxes and similar charges for shares purchased with dividends.

    (d) A fee equal to only 5% of funds invested, with a maximum of $3.00 per transaction (the "Fee"), will be charged each Participant for shares purchased with optional cash deposits.

    (e) All optional cash deposits (less the Fee) and cash dividends will be fully invested in shares of Common Stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, will also be invested in additional shares, which will be credited to Plan accounts.

    (f) At no charge to a Participant, the Plan Administrator maintains the Participant's share position in the Plan by a book entry account.

    (g) Participants' record keeping is simplified by their receipt of statements of their book account(s) reflecting all current activity, including share purchases and withdrawals.

ADMINISTRATION

4. Who administers the Plan and what do they do?

    The plan administrator is Chemical Bank (the "Plan Administrator"). It will administer the Plan, which includes buying shares with dividends and optional cash deposits, selling shares, keeping records, sending statements of account to each Participant and performing other duties related to the Plan. Shares purchased for each Participant in the Plan will be held in safekeeping by or through the Plan Administrator until a written request is received from a Participant for issuance of a stock certificate for all or a portion of its shares or until a Participant's participation in the Plan is terminated. See Questions 23, 24 and 27.

    Unocal may adopt rules and regulations to facilitate administration of the Plan and has the right to replace the Plan Administrator at any time.

    The Plan Administrator also acts as dividend disbursing agent, a transfer agent and a registrar for the Common Stock and the Preferred Stock and is a lender to Union Oil and certain other subsidiaries of Unocal. Unocal, Union Oil and certain other subsidiaries of Unocal currently have, and may in the future enter into, various banking and other relationships with the Plan Administrator.

PARTICIPATION

5. Who is eligible to participate?

    Any Registered Owner or Beneficial Owner (as defined below) of 25 or more shares of Common Stock or Preferred Stock is eligible to participate in the Plan as further described herein; provided that such Registered Owner (or the Registered Owner in whose name a Beneficial Owner's shares are held of record) has an address of record in the United States. Notwithstanding the foregoing, no offer of Plan participation is being made in any jurisdiction in which such offer would be unlawful, and any Beneficial Owner residing in such a jurisdiction is ineligible to participate in the Plan.

    A "Registered Owner" is one whose shares are registered in its own name on the stockholder records maintained by Chemical Bank as transfer agent and registrar. A Registered Owner participates in the Plan by communicating directly with the Plan Administrator. See Questions 6 and 7.

    A "Beneficial Owner" is one whose shares are not registered in its own name but in the name of some other party (i.e., in the name of a bank, broker, or other nominee). Beneficial Owners cannot participate in the Plan by communicating directly with the Plan Administrator. Rather, a Beneficial Owner must make arrangements with its bank, broker, or other nominee to participate in its behalf. See Questions 6, 7 and 8. Unocal can give no assurance that a Beneficial Owner will be able to participate in the Plan.

    In order to enroll and remain in the Plan, a Participant must own no less than 25 shares of Common Stock or Preferred Stock. Ownership as a Registered Owner and Beneficial Owner will not be aggregated to determine the number of shares owned.

6. How does an eligible Registered Owner or Beneficial Owner become a Participant?

    An eligible Registered Owner may enroll in the Plan by completing and signing an Authorization Card and returning it to the Plan Administrator. Once enrolled in the Plan, Participants will remain enrolled without further action on their part. Each Registered Owner must sign the Authorization Card exactly as its name is printed on the Authorization Card. See Question 7.

    An eligible Beneficial Owner who wishes to participate in the Plan must instruct its bank, broker or other nominee to complete and sign the Authorization Card and return it to the Plan Administrator.

    WRITTEN REQUESTS FOR AUTHORIZATION CARDS SHOULD BE DIRECTED TO THE PLAN ADMINISTRATOR AT:

    CHEMICAL BANK
    DIVIDEND REINVESTMENT DEPARTMENT
    4 COMMERCE COURT
    STATION SQUARE
    3RD FLOOR
    PITTSBURGH, PENNSYLVANIA 15219-1173

    OR CALL (800) 279-1249.

7. What does the Authorization Card do?

    By signing an Authorization Card, the Registered Owner appoints the Plan Administrator as its agent and is deemed to direct Chemical Bank in its role as disbursing agent to retain the Participant's cash dividends on all or otherwise specified number of shares of Common Stock and Preferred Stock owned by the Participant on the applicable record date ("Participating Shares"), as well as on all whole and fractional shares of Common Stock credited to a Participant's Plan account ("Plan Shares").

    The Authorization Card directs the Plan Administrator to purchase shares of Common Stock through the following investment options:

      (1) "Full Dividend Reinvestment". The Plan Administrator will apply all cash dividends on all shares of Common Stock and Preferred Stock then or subsequently registered in the Registered Owner's name and all dividends on all its Plan Shares, together with any optional cash deposit (less the Fee), toward the purchase of additional shares of Common Stock.

      (2) "Partial Dividend Reinvestment". The Plan Administrator will apply all cash dividends on only the specified number of Participating Shares in the Registered Owner's name and all dividends on all its Plan Shares, together with any optional cash deposit (less the Fee), toward the purchase of additional shares of Common Stock. The Participating Shares and the Plan Shares may not, in the aggregate, be less than 25.

      (3) "Optional Cash Deposits Only". The Plan Administrator will apply any optional cash deposit, less the Fee, toward the purchase of additional shares of Common Stock. See Question 16 for limitations on the amount of an optional cash deposit.

    Any one of the options (1), (2) or (3) may be selected. An Authorization Card not correctly or completely filled out is void and will be returned to the Registered Owner.

    All shares purchased pursuant to the above options will be Plan Shares and all subsequent dividends paid thereon will be invested in additional shares of Common Stock. If a Participant would prefer to receive cash payments of dividends paid on Plan Shares rather than reinvest such dividends, those shares must be withdrawn from the Plan by written notification to the Plan Administrator. See Question 24.

    Optional cash deposits on behalf of Beneficial Owners may require additional written certification from their bank, broker or other nominee. See Question 8.

8. What special procedure must be followed for Beneficial Owners to make optional cash deposits?

    The Plan Administrator will not accept from a bank, broker or other nominee an optional cash deposit in excess of $10,000 unless it is accompanied by a written certification duly executed on behalf of the bank, broker or other nominee, in form and substance acceptable to the Plan Administrator, warranting and representing to the Plan Administrator and Unocal that no single Beneficial Owner is making an optional cash deposit in excess of $10,000.

9. When may an Owner enroll in the Plan?

    Registered Owners and Beneficial Owners of Common Stock or Preferred Stock may enroll or be enrolled in the Plan at any time. Once enrolled, Participants remain enrolled until their participation or the Plan is terminated. See Questions 27 and 32.

10. When is a Participant's enrollment in the Plan effective?

    For enrollment to be effective with respect to a particular dividend, an Authorization Card must be received by the Plan Administrator from a Registered Owner before the record date established for such dividend. If the Authorization Card is received on or after that record date, the investment of dividends will begin on the payment date of the next dividend.

    For enrollment to be effective with respect to a particular optional cash deposit, an Authorization Card must be received by the Plan Administrator from a Registered Owner no less than two full business days prior to the monthly investment date (the "Investment Date"). The Investment Date is the date of payment for dividends on Common Stock or Preferred Stock, or in a month without a dividend payment date, the tenth day of the month that the New York Stock Exchange is open for trading.

11. How may a Participant elect a different investment option under the Plan?

    A Registered Owner may change its investment option at any time by submitting a new Authorization Card to the Plan Administrator. See Questions 6 and 7.

    A Beneficial Owner may cause its investment option to be changed by having its bank, broker, or other nominee submit a new Authorization Card to the Plan Administrator. See Questions 6 and 7.

PURCHASES

  UNDER NO CIRCUMSTANCE WILL INTEREST BE PAID BY UNOCAL OR THE PLAN ADMINISTRATOR ON DIVIDENDS OR OPTIONAL CASH DEPOSITS HELD PENDING INVESTMENT.

12. What is the date of purchase for dividend reinvestments?

    Payment dates will be established for dividends declared from time-to-time by Unocal's Board of Directors on its Common Stock and Preferred Stock. Shares purchased from Unocal with such dividends will be purchased as of the related dividend payment dates. Open market purchases will commence on any such payment date and continue in a prompt manner until completed. However, Unocal may in its sole discretion, having regard to applicable securities laws, defer the sale of shares to the Plan Administrator or direct the Plan Administrator to defer open market purchases to a later date if necessary or advisable.

  THE PLAN DOES NOT CREATE A DIVIDEND POLICY OR GUARANTEE THE PAYMENT OF FUTURE DIVIDENDS. THE DECLARATION AND PAYMENT OF ANY DIVIDEND IS SUBJECT TO THE SOLE DETERMINATION OF UNOCAL'S BOARD OF DIRECTORS BASED UPON UNOCAL'S EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS.

13. What will be the price to Participants of shares purchased with invested dividends?

    The price per share of Common Stock purchased from Unocal with dividends on Common Stock or Preferred Stock will be 97% of the average, computed to three decimal places, of the daily high and low prices of the Common Stock, as reported for New York Stock Exchange Composite Transactions by Reuters America Inc. (or, if Reuters America Inc. quotations are not available for any such day, as reported by The Wall Street Journal) for the three days that the Common Stock is traded on the New York Stock Exchange immediately prior to the payment date of the dividend.

    The price per share of Common Stock purchased other than from Unocal will be 97% of the weighted average, computed to three decimal places, of the purchase prices for all of the Common Stock purchased by the Plan Administrator with the total amount of each such dividend being reinvested.

14. What is the date of purchase for optional cash deposits?

    Shares purchased from Unocal with optional cash deposits will be purchased as of each Investment Date. See Question 10 for the definition of Investment Date. If you have a question regarding the date of an Investment Date, contact the Plan Administrator. See Question 6. Open market purchases will commence on the Investment Date and will continue in a prompt manner until completed. However, Unocal may in its sole discretion, having regard to applicable securities laws, defer the sale of shares to the Plan Administrator or direct the Plan Administrator to defer open market purchases to a later date if necessary or advisable.

15. What will be the price to Participants of shares purchased with optional cash deposits?

    The price per share of Common Stock purchased from Unocal with an optional cash deposit will be 100% of the average, computed to three decimal places, of the daily high and low prices of the Common Stock, as reported for New York Stock Exchange Composite Transactions by Reuters America Inc. (or, if Reuters America Inc. quotations are not available for any such day, as reported by The Wall Street Journal) for the three days that the Common Stock is traded on the New York Stock Exchange immediately prior to the Investment Date.

    The price per share of Common Stock purchased on the open market with an optional cash deposit will be 100% of the weighted average, computed to three decimal places, of the purchase prices of all of the Common Stock purchased by the Plan Administrator as of each Investment Date.

16. What limitations apply to optional cash deposits?

    Each of a Participant's optional cash deposits is subject to a minimum monthly purchase limit of $50 and a maximum monthly purchase limit of $10,000. See Question 8 for the special procedure for optional cash deposits made on behalf of Beneficial Owners. Optional cash deposits of less than $50 or in excess of $10,000 will be returned to the Registered Owner without interest.

    Participants in the Plan are not obligated at any time to make an optional cash deposit. Optional cash deposits need not be for the same amount each month.

17. When must optional cash deposits be received?

    An optional cash deposit must be received by the Plan Administrator no less than two full business days prior to the Investment Date. See Question 10 for the definition of Investment Date. If you have a question regarding the date of an Investment Date, contact the Plan Administrator. See Question 6.

    WIRE TRANSFERS MAY BE MADE, BUT ONLY IF APPROVED IN WRITING IN ADVANCE BY THE PLAN ADMINISTRATOR. Optional cash deposits must be in U.S. dollars. Optional cash deposits received other than as aforesaid will be returned to the Registered Owner without interest.


18. May a Participant have its optional cash deposit returned?

    Upon written request from a Participant received by the Plan Administrator at least two full business days prior to an Investment Date, an optional cash deposit will be returned to a Participant. See Question 10 for the definition of Investment Date. If you have a question regarding the date of an Investment Date, contact the Plan Administrator. See Question 6.

19. How will the number of shares purchased for a Participant be determined?

    A Participant's account in the Plan will be credited with that number of shares, including fractions computed to four decimal places, equal to the amount to be invested on behalf of such Participant divided by the purchase price per share as calculated pursuant to the methods described in Question 13 or 15, as applicable. The Fee will be deducted from each Participant's optional cash deposit prior to its investment. See Question 3.

20. What is the source of Common Stock purchased under the Plan?

    At the option of Unocal, Plan Shares will be purchased by the Plan Administrator either directly from Unocal, in which event such shares will be either authorized but unissued shares or shares held in the treasury, on the open market, or by a combination of the foregoing.

    Neither Unocal nor any Participant will have any authority or power to direct the selection of the broker or dealer through which open market purchases are to be made or from whom such purchases will be made.

COSTS

21. Are there any expenses to Participants in connection with their participation under the Plan?

    Participants will be charged a fee for purchases made with optional cash deposits of 5% of the funds invested, with a maximum of $3.00 per transaction. See Question 3.

    There will be a charge of $5.00 each time a Participant sends stock certificates to the Plan Administrator for safekeeping. See Question 23.

    Participants will pay any applicable transfer taxes and a charge of $5.00 each time a stock certificate is issued for Plan Shares. See Questions 24 and 27.

    Participants that request that the Plan Administrator sell their shares in the event of their withdrawal from the Plan or if the Plan is terminated must pay any related brokerage commissions, fees, any applicable transfer taxes and a $15.00 administration fee. See Question 27.

REPORTS TO PARTICIPANTS

22. What kinds of reports will be sent to Participants?

    A statement of account will be mailed to a Participant for each month that there is activity in the Participant's account. The statement will provide a record of the number of shares then held in the Participant's account by the Plan Administrator, account activity, and the cost of the Participant's purchases under the Plan. Statements should be retained for tax purposes.

    Each Participant that is a Registered Owner will receive annually from Unocal an Internal Revenue Service information statement (on Form 1099-DIV) for reporting dividend income received.

STOCK CERTIFICATES AND SAFEKEEPING

23. Will certificates be issued for stock purchased?

    All shares acquired pursuant to the Plan for which certificates have not been issued to a Participant will be held in the name of the Plan Administrator or its nominee. Stock certificates will be issued to any Participant upon specific or blanket written request unless the Plan Administrator can demonstrate that blanket requests would lead to a proliferation of certificates that would result in an undue administrative burden. See Question 24.

    Each Participant's Plan account will be maintained in the name in which the Participant's stock was shown as registered on the Authorization Card. Stock certificates for whole shares purchased under the Plan will be similarly registered when issued upon a Participant's request. If a Participant is a Beneficial Owner, such request must be placed through Participant's banker, broker or other nominee. A Participant who wishes to pledge shares credited to such Participant's Plan account must first withdraw such shares from the account.

    Participants may deliver unendorsed stock certificates to the Plan Administrator for safekeeping along with the Authorization Card when enrolling those shares in the Plan, or may do so at any time thereafter accompanied by a written request while participating in the Plan. There is a charge of $5.00 for each such deposit irrespective of the number of shares. A check for that amount drawn to the order of Chemical Bank must accompany each mailing of stock certificates. THE PARTICIPANT IS RESPONSIBLE FOR ANY LOSS IN TRANSIT OF ANY STOCK CERTIFICATE MAILED TO THE PLAN ADMINISTRATOR. THE USE OF REGISTERED INSURED MAIL IS SUGGESTED. The Plan Administrator may at its election maintain Plan shares and stock certificates held for safekeeping in its name or in the name of its nominee.

WITHDRAWAL OF SHARES FROM PLAN ACCOUNTS

24. How may shares be withdrawn from the Plan?

    A Participant who is a Registered Owner may withdraw Plan Shares by notifying the Plan Administrator in writing, specifying the number of shares to be withdrawn. A Participant who is a Beneficial Owner may withdraw Plan Shares only through its banker, broker or other nominee. A stock certificate for the number of whole shares of Common Stock so withdrawn will be issued to and registered in the name of the Registered Owner. The Participant must pay any applicable transfer taxes prior to delivery of the stock certificate. The Plan Administrator will advise the Participant of any such tax. Also a check for $5.00 drawn to the order of Chemical Bank for each certificate to be issued must accompany the request to withdraw shares. In no case will certificates for fractional shares of Common Stock be issued.

25. Will dividends on shares withdrawn from the Plan continue to be invested?

    If the Participant has authorized "Full Dividend Reinvestment," cash dividends with respect to shares withdrawn from a Participant's account will continue to be reinvested. If, however, the Participant has elected Partial Dividend Reinvestment, the Plan Administrator will continue to reinvest dividends on only the number of shares specified by the Participant on the Authorization Card and its remaining Plan Shares, if any. See Question 7.

26. Will dividends on a Participant's Plan Shares continue to be invested if the Participant sells or transfers its Plan Shares?

    No.

TERMINATION OF PARTICIPATION

27. How and when may participation in the Plan be terminated?

    A Participant may terminate its participation in the Plan at any time by providing written notice to the Plan Administrator before the next record date for the payment of dividends in respect to dividend investment or at least two full business days prior to the next Investment Date in respect to optional cash deposits. See Question 10 for the definition of Investment Date.

    Unocal may in its sole judgment direct the Plan Administrator to terminate a Participant from the Plan at any time if Unocal deems the practices of that Participant inconsistent with the intent of the Plan. See Question 1.

    Participation in the Plan may also be terminated if the Participant fails to continue to meet the eligibility requirements of the Plan. See Question
  5. A Participant's participation in the Plan may be terminated 90 days after the date of a letter to it advising that it has failed to maintain an aggregate ownership of at least 25 Participating Shares and Plan Shares of Common Stock or 25 shares of Preferred Stock unless during the said 90 day period it brings its share ownership up to the 25 share requirement.

    Upon termination of participation in the Plan, a Participant will receive a stock certificate for the number of whole shares in its account and a check in an amount equal to the value of any fraction of a share in the absence of a written request that all its Plan Shares be sold. Prior to delivery of the Plan Shares, the Participant must pay to the Plan Administrator any applicable transfer taxes and a charge of $5.00 for each stock certificate issued. The Plan Administrator will advise the Participant of the amount of such transfer taxes. If a Participant requests that all its Plan shares be sold, the sale will be made by the Plan Administrator at the prevailing market price as soon as practicable after such request is received. The Participant will receive the proceeds of the sale, less any related brokerage commissions, fees, any applicable transfer taxes and a $15.00 administration fee.

STOCK DIVIDENDS AND STOCK SPLITS

28. What happens if Unocal issues a dividend payable in stock or declares a stock split?

    Any stock dividends or split shares distributed by Unocal on Common Stock will be credited pro rata to each Participant's account.

VOTING RIGHTS

29. How will the Plan Administrator vote stock credited to a Participant's account in the Plan at stockholders' meetings?

    The Plan Administrator will vote stock in its custody only in accordance with instructions from the Participants.

INCOME TAX CONSEQUENCES TO PARTICIPANTS

30. What are the income tax consequences of participation in the Plan?

    The following summary is based upon an interpretation of current Federal tax law.

    The fair market value of stock purchased with invested dividends will be treated as income to the Participant for Federal Income Tax purposes as of the dividend payment date. Brokerage commissions, any transfer taxes and any similar charges paid by Unocal on behalf of a Participant will be treated as a constructive distribution subject to income tax in the same manner as dividends.

    If a Participant is subject to backup withholding, only the net amount of the dividend less the backup withholding will be invested. Reports to Participants will show the amount of dividends invested and tax withheld. See Question 22.

    Each Participant which for Federal Income Tax purposes is deemed to have received a distribution will be provided with a year-end statement (currently IRS Form 1099-DIV) that will be needed to complete the Participant's Federal tax return. The statement will show the amount of dividends invested, any brokerage commissions and transfer taxes and any similar charges paid by Unocal and, if appropriate, any tax withheld.

    Some Participants may be subject to state income taxes and accompanying withholding requirements.

    Participants are urged to consult their tax advisors if they have any questions or as necessary to remain current on Federal and state tax consequences of being a Participant in the Plan.

RESPONSIBILITY OF UNOCAL AND THE PLAN ADMINISTRATOR

31. What are the responsibilities of Unocal and the Plan Administrator under the Plan?

    Neither Unocal nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death, the prices at which shares are purchased for the Participant's account, the times when purchases are made, or fluctuations in the market value of Common Stock.

    The Participant should recognize that neither Unocal nor the Plan Administrator can provide any assurance of a profit or protection against loss on stock purchased pursuant to the Plan.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

32. May the Plan be suspended, modified or terminated?

    Unocal reserves the right without notice to suspend or terminate the Plan at any time whatsoever. Participants will be notified of any such suspension or termination. Unocal also reserves the right in its sole discretion to make modifications to the Plan and, in such event, will provide Participants with a copy of any material modification. Upon termination of the Plan, except in the circumstances described below, any uninvested optional cash deposits will be returned, a stock certificate for whole shares credited to each Participant's Plan account will be issued and a cash payment will be made for any fractional share.

    In the event that Unocal terminates the Plan and concurrently establishes a plan similar to the Plan, Participants will be automatically enrolled in such other plan and shares credited to their Plan accounts will be credited automatically to such other plan, unless the Plan Administrator is notified to the contrary.

OTHER INFORMATION

33. How may Participants obtain answers to questions regarding their Plan accounts or how may Stockholders obtain answers to other questions regarding the Plan?

    Questions concerning Plan accounts should be addressed to the Plan Administrator at the address and telephone number provided at Question 6.

34. Who bears the risk of market fluctuations in Common Stock?

    Each Participant bears all risk of loss that may result from market fluctuations in the price of the Common Stock.

    Neither Unocal nor the Plan Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

35. Who interprets the Plan?

    Any question of interpretation arising under the Plan will be determined by Unocal, and any such determination will be final. Unocal may adopt rules and regulations to facilitate the administration of the Plan. The terms and conditions of the Plan and its operation will be governed by the laws of the State of New York.

36. What are some of the responsibilities of Participants under the Plan?

  PARTICIPANTS BEAR THE RISK OF LOSS FOR ALL STOCK CERTIFICATES TRANSMITTED BY THEM TO THE PLAN ADMINISTRATOR.

    Shares held in the name of the Plan are subject to escheat pursuant to the applicable state's laws in the event that such shares are deemed, under such state's laws, to have been abandoned by the Participant. In order to avoid in some instances the operation of the escheat laws, a Participant should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to a Participant will be addressed to it at the last address of record provided by the Participant to the Plan Administrator.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Common Stock purchased from Unocal pursuant to the Plan will be used for the general corporate purposes of Unocal, including investments in, contributions to, or extensions of credit to Unocal's subsidiaries.

                          DESCRIPTION OF COMMON STOCK

GENERAL

  The following summary of the rights of the Common Stock does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, Unocal's Certificate of Incorporation, Unocal's Bylaws and the Rights Agreement dated January 29, 1990 between Unocal and Chemical Trust Company of California, as Rights Agent.

  Dividend Rights: Subject to the prior rights, if any, of the holders of the outstanding shares of Preferred Stock and any additional preferred stock which may be issued in the future, holders of Common Stock are entitled to receive such dividends as are declared by Unocal's Board of Directors out of funds legally available therefor.

  Voting Rights: Subject to the rights, if any, of the holders of preferred stock, all voting rights are vested in the holders of shares of Common Stock, each share being entitled to one vote on all matters presented for a vote (except for those matters for which a separate class vote is required under Delaware law). The holders of one-third of the shares entitled to vote constitute a quorum at any meeting of stockholders.

  Liquidation Rights: Subject to the prior rights of the holders of preferred stock, in the event of the liquidation of Unocal, holders of Common Stock will share pro rata in all assets distributable to stockholders in respect of shares held by them.

  Preemptive Rights: Holders of Common Stock are not entitled to any preemptive rights to subscribe for any additional securities that may be issued.

  Non-Cumulative Voting and Classes of Directors: Holders of shares of Common Stock have non-cumulative voting rights. Subject to rights of holders of preferred stock, including the rights of holders of the Preferred Stock, to elect two additional members to the board of directors if the equivalent of six quarterly dividends payable on the Preferred Stock or on any series of preferred stock of Unocal are in default, holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the directors standing for election if they choose to do so. Unocal's Board of Directors is divided into three classes, and directors are normally elected for three year terms. One of the classes is presented for election at each annual meeting, so that the entire Board of Directors is never presented for election in any one year.

RIGHTS TO PURCHASE SERIES A PREFERRED STOCK

  In January, 1990, Unocal's Board of Directors adopted a stockholder rights plan (the "Rights Plan") and declared a dividend of one right (a "Right"; collectively, the "Rights") for, and to be attached to, each outstanding share of Common Stock. The resolutions creating the Rights Plan provide that as long as the Rights are attached to shares of Common Stock one additional Right will be issued and delivered with each share of Common Stock that becomes outstanding after February 12, 1990, including the shares of Common Stock offered hereby. Each Right entitles the holder thereof to purchase one one-hundredth of a share of preferred stock designated as the Series A Junior Participating Cumulative Preferred Stock ("Series A Preferred Stock").

  The Rights will expire on January 29, 2000, unless redeemed earlier, and will not be exercisable or transferable separately from the shares of Common Stock until the close of business on the distribution date, which will occur on the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (a "15% Stockholder") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock or (ii) the date of the commencement or the announcement of an intention to make a tender or exchange offer that would cause any person or group to become a 15% Stockholder.

  Pursuant to the Rights Plan, 3,000,000 shares of Series A Preferred Stock have been designated and reserved for issuance upon exercise of the Rights. A description of the Rights and the Series A Preferred Stock is set forth in the Rights Agreement, dated January 29, 1990, between Unocal and Chemical Trust Company of California, as Rights Agent, which is included as exhibit to the Registration Statements of which this Prospectus is a part.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF UNOCAL

  The Certificate of Incorporation and Bylaws of Unocal contain certain provisions which may have the effect of rendering a change of control of Unocal more difficult. The Certificate of Incorporation provides that the Board of Directors is divided into three classes, with the directors serving three-year staggered terms. Special meetings of Unocal's stockholders generally may be called only by the Board of Directors, and any action required or permitted to be taken by the stockholders must be taken at an annual or special meeting and may not be effected by written consent. The vote of 75% of the outstanding stock of Unocal entitled to vote is required for the stockholders to adopt, amend or repeal bylaws. Such a 75% vote is also required for approval of a merger or consolidation of Unocal with, and certain other transactions with, another corporation which, with its affiliates, owns beneficially more than 10% of the total voting power of all outstanding shares of Unocal voting stock (a "Related Corporation"), unless such a transaction was approved by 75% of the directors of Unocal prior to the Related Corporation becoming such. The Certificate of Incorporation also requires such a 75% vote to repeal or amend any of the foregoing provisions.

  The Bylaws of Unocal require 30 days' advance notice of, and specified information with respect to, nominations by stockholders of persons for election as directors and other business to be brought before an annual meeting by a stockholder.

  Under Unocal's Certificate of Incorporation, the Board of Directors has the authority, without further stockholder action, to provide for the issuance of Unocal preferred stock and to fix the terms thereof. Provisions which could render a change of control of Unocal more difficult, such as extraordinary voting, dividend, redemption or conversion rights, could be included in such Unocal preferred stock.

                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Unocal's Bylaws provide for the mandatory indemnification of directors and officers. Directors and officers of Unocal have a contractual right to indemnification when they are made parties or threatened to be made parties to, or involved in, any action, suit, or proceeding, civil or criminal, administrative or investigative, by reason of the fact that they were a director or an officer of Unocal. They are also covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

  The consolidated financial statements and financial statement schedule of Unocal and its subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, included in the 1994 Annual Report on Form 10-K of Unocal incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which report is incorporated by reference herein, and on the authority of that firm as experts in accounting and auditing. Such report includes an explanatory paragraph with respect to the changes in methods of accounting for the impairment of producing oil and gas properties in 1994; for postretirement benefits other than pensions and for postemployment benefits in 1993; and for income taxes in 1992.

  The information concerning estimates of proved oil and gas and geothermal reserves attributable to the Company, included in the 1994 Annual Report on Form 10-K of Unocal incorporated by reference in this Prospectus, has been prepared by the Company's petroleum engineering staff and certified by John F. Imle, Jr., a director and President of Unocal, and has been incorporated by reference in this Prospectus in reliance upon the authority of Mr. Imle as an expert in the field of petroleum engineering. As of September 30, 1995, Mr. Imle owned 37,412 shares of Common Stock. Mr. Imle also held options to purchase 124,436 shares of Common Stock at prices ranging from $11.1563 to $30.0625, with expiration dates ranging from 1996 to 2005. In addition, he held 33,017 performance share units, which could be paid out in up to 66,034 shares of Common Stock four years after their award dates, depending upon Unocal's total return to stockholders.

                                 LEGAL MATTERS

  Legal matters in connection with the issuance and sale of the Securities offered hereby will be passed upon for Unocal by Dennis P. R. Codon, Esq., Vice President, General Counsel, Chief Legal Officer and Corporate Secretary of Unocal. As of September 30, 1995, Mr. Codon owned 11,086 shares of Common Stock. He also held options to purchase 38,715 shares of Common Stock at prices ranging from $20.5313 to $30.0625, with expiration dates ranging from 2000 to 2005. In addition, Mr. Codon held 14,454 performance share units, which could be paid out in up to 28,908 shares of Common Stock on the basis described in the preceding paragraph.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents
 by Reference..............................................................   2
Unocal Corporation.........................................................   3
Description of the Plan....................................................   4
  The Plan.................................................................   4
  Purpose..................................................................   4
  Participants' Options....................................................   4
  Advantages...............................................................   4
  Administration...........................................................   5
  Participation............................................................   6
  Purchases................................................................   9
  Costs....................................................................  11
  Reports to Participants..................................................  11
  Stock Certificates and Safekeeping.......................................  12
  Withdrawal of Shares from Plan Accounts..................................  12
  Termination of Participation.............................................  13
  Stock Dividends and Stock Splits.........................................  13
  Voting Rights............................................................  14
  Income Tax Consequences to Participants..................................  14
  Responsibility of Unocal and the Plan Administrator......................  14
  Suspension, Modification or Termination of the Plan......................  15
  Other Information........................................................  15
Use of Proceeds............................................................  16
Description of Common Stock................................................  16
  General..................................................................  16
  Rights to Purchase Series A Preferred Stock..............................  17
  Certain Provisions of the Certificate of Incorporation and Bylaws of
   Unocal..................................................................  17
Indemnification for Securities Act
 Liabilities...............................................................  18
Experts....................................................................  19
Legal Matters..............................................................  19


                                  PROSPECTUS

                              [LOGO OF UNOCAL 76]

                              UNOCAL CORPORATION

                             DIVIDEND REINVESTMENT
                                      AND
                                 COMMON STOCK
                                 PURCHASE PLAN

                               6,303,966 SHARES

                         COMMON STOCK, $1.00 PAR VALUE

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses of the issuance and distribution of the securities registered pursuant to this Registration Statement to be borne by Unocal are estimated* as follows:

      Registration fee--Securities and Exchange Commission............ $ 56,121
      Printing costs..................................................   25,000
      Mailing costs...................................................    4,000
      Accounting fees and expenses....................................   10,000
      Transfer Agent and Registrars' fees.............................  102,000
      Stock exchange listing fees and expenses........................   16,500
      Miscellaneous expenses..........................................    6,379
                                                                       --------
          Total....................................................... $220,000
                                                                       ========

--------
* All of the amounts are estimated, except the registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

  In addition, Unocal has provided in its Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each director providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                                  EXHIBIT
 -------                                 -------
   4.1   Certificate of Incorporation of Unocal, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 2 on Form 10-K/A to Unocal's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1993, File No. 1-8483).
   4.2   Bylaws of Unocal, as amended May 22, 1995, and currently in effect
         (incorporated by reference to Exhibit 3 to Unocal's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995, File No.
         1-8483).
   4.3   Rights Agreement dated as of January 29, 1990, between Unocal and
         Chemical Trust Company of California, as Rights Agent (incorporated by reference to Exhibit 1 to Unocal's Current Report on Form 8-K dated
         January 29, 1990, File No. 1-8483).
   5     Opinion of Dennis P. R. Codon, Esq. to Unocal.
  23.1   Consent of Coopers & Lybrand L.L.P.
  23.2   Consent of John F. Imle, Jr.
  23.3   Consent of Dennis P. R. Codon, Esq. (included in Exhibit 5).
  24     Power of Attorney.
  99     Form of Authorization Card.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which officers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on October 26, 1995.

                                               UNOCAL CORPORATION


                                               By /s/ Neal E. Schmale
                                                ______________________________
                                                     Neal E. Schmale
                                                 Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


         Roger C. Beach*                Chairman of the Board       October 26, 1995
____________________________________       of Directors and
         Roger C. Beach                 Chief Executive Officer


   /s/ Neal E. Schmale                  Chief Financial Officer     October 26, 1995
____________________________________         and Director
       Neal E. Schmale


       Charles S. McDowell*               Vice President and        October 26, 1995
____________________________________          Comptroller
       Charles S. McDowell               (Principal Accounting
                                               Officer)

       John W. Amerman*                        Director             October 26, 1995
____________________________________
       John W. Amerman


       MacDonald G. Becket*                    Director             October 26, 1995
____________________________________
       MacDonald G. Becket


       John W. Creighton, Jr.*                 Director             October 26, 1995
____________________________________
       John W. Creighton, Jr.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


        Malcolm R. Currie*                     Director             October 26, 1995
____________________________________
         Malcolm R. Currie

        Frank C. Herringer*                    Director             October 26, 1995
____________________________________
        Frank C. Herringer


        John F. Imle, Jr.*                     Director             October 26, 1995
____________________________________
        John F. Imle, Jr.


         Donald P. Jacobs*                     Director             October 26, 1995
____________________________________
         Donald P. Jacobs


       Richard J. Stegemeier*                  Director             October 26, 1995
____________________________________
       Richard J. Stegemeier


        J. Steven Whisler*                     Director             October 26, 1995
____________________________________
         J. Steven Whisler


        Charles R. Weaver*                     Director             October 26, 1995
____________________________________
         Charles R. Weaver


       Marina v.N. Whitman*                    Director             October 26, 1995
____________________________________
        Marina v.N. Whitman



*By /s/ Neal E. Schmale
  _____________________________
         Neal E. Schmale
        Attorney-In-Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                  EXHIBIT
 -------                                 -------
   4.1   Certificate of Incorporation of Unocal, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 2 on Form 10-K/A to Unocal's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1993, File No. 1-8483).
   4.2   Bylaws of Unocal, as amended May 22, 1995, and currently in effect
         (incorporated by reference to Exhibit 3 to Unocal's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995, File No.
         1-8483).
   4.3   Rights Agreement dated as of January 29, 1990, between Unocal and
         Chemical Trust Company of California, as Rights Agent (incorporated by reference to Exhibit 1 to Unocal's Current Report on Form 8-K dated
         January 29, 1990, File No. 1-8483).
   5     Opinion of Dennis P. R. Codon, Esq. to Unocal.
  23.1   Consent of Coopers & Lybrand L.L.P.
  23.2   Consent of John F. Imle, Jr.
  23.3   Consent of Dennis P.R. Codon, Esq. (included in Exhibit 5).
  24     Power of Attorney.
  99     Form of Authorization Card